                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of Telmark LLC on Form S-2 (File No. 33-70732) of our report dated August 10, 1998, on our audits of the consolidated financial statements of Telmark LLC as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997, and 1996, which report is included in the Annual Report on Form 10-K. We also consent to the references to our firm under the captions "Experts".





                                                      PricewaterhouseCoopers LLP







Syracuse, New York
September 2, 1998

                               CONSENT OF COUNSEL


         The consent of David M. Hayes, legal counsel to the Company, is included in his opinion, a copy of which is filed as Exhibit 5.